Exhibit (n)(2)





                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 21, 2002 included in Harris & Harris Group, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.


                                                ARTHUR ANDERSEN LLP


New York, New York
April 26, 2002